SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Razor Resources Inc.

-----------------------------------------------

(Exact name of registrant as specified in its charter)

Nevada	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

PO Box 27581 650 West 41st Avenue

Vancouver, British Columbia

Canada, V5Z 4M4

---------------------------------------------

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered: N/A

Name of each exchange of which each class is to be registered: N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x ]

Securities Act registration statement file number to which this form relates: 333-126801

Securities to be registered pursuant to Section 12 (g) of the Act:

Title of Class: Common Stock, par value of $0.001

1

Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-126801) is incorporated by reference into this registration statement.

Item 2. Exhibits

3.1    Articles of Incorporation (1)

3.2    By-Laws (1)

5.1    Legal Opinion of Erwin and Thompson LLP (1)

10.1    Property Purchase Agreement (1)

23.1    Consent of Moen and Company, Chartered Accountants (1)

23.2    Consent of William G. Timmins (1)

23.3    Consent of Erwin and Thompson LLP (1)

(1) Previously filed as an exhibit to our Form SB-2 filing on July 22, 2005

--------------------------------------------------------------------------------

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 3, 2006

Registrant: Razor Resources Inc.

By: /s/ "Bing Wong", Bing Wong, President and Director